UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2004

Gadzooks, Inc.

(Exact name of registrant as specified in charter)

Texas	0-26732	74-2261048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4121 International Parkway
Carrollton, Texas 75007
(Address and zip code of principal executive offices)

(972) 307-5555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Employment Agreement
Severance Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement

     The text set forth in Item 5.02 regarding the employment agreement and severance agreement with Monty R. Standifer is incorporated into this section by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (a) On December 20, 2004, the Company’s Board of Directors appointed Monty R. Standifer, 64, to serve as Executive Vice President, Chief Financial Officer and Secretary of Gadzooks, Inc. Mr. Standifer has an extensive retail background and has previously been chief financial officer for several national companies. Since 2003, Mr. Standifer has been a partner and served as Executive Vice President and CFO of Buffet Partners, L.P., a privately held investment group. Prior to that, Mr. Standifer served as a consultant to various companies in connection with business planning and capital formation from 2000 to 2002. Mr. Standifer previously served as a Senior Vice President and CFO of the Company from 1992 to 1999. A copy of the press release is attached as Exhibit 99.1 to this report.

     (b) In connection with his employment, Mr. Standifer and Gadzooks entered into an employment agreement that provides for a monthly base salary of $20,000. In addition to the base salary, Mr. Standifer is entitled to an annual bonus based on his service and the Company’s performance, as determined by the Company’s Board of Directors or Compensation Committee. Additionally, Mr. Standifer will be granted options to acquire 1.5% of the Company’s common stock outstanding after the consummation by the Company of its proposed rights offering. The options will have an exercise price equal to the volume weighted average price of the Company’s common stock over a 30 day period commencing on the 31st day after the effective date of the Company’s plan of reorganization, with one-third of the grant vesting at the end of each year after such effective date. The options are exercisable for five years from the date of grant. The employment agreement also contains non-competition and non-solicitation provisions, which apply during the term of the employment agreement and for a period of 12 months thereafter. A copy of the employment agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference.

     The Company also entered into a severance agreement with Mr. Standifer, dated December 20, 2004. Pursuant to the severance agreement, Mr. Standifer’s employment may be terminated by either party at any time upon 30 days written notice. If the Company terminates the employment agreement without cause, death or disability (as defined therein) or if Mr. Standifer terminates the employment agreement for good reason, Mr. Standifer is entitled to severance compensation equal to his accrued but unpaid base salary, earned bonus through the termination date, plus an additional severance payment equal to one year of his base salary. Further, any stock options that would have vested at the end of the year of termination shall vest upon the termination date. In addition, if the Company terminates the employment agreement after the effective date of the plan of reorganization, the amount of additional severance payment set forth above shall be doubled. A copy of the severance agreement is attached as Exhibit 10.2 to this report and incorporated herein by reference.

     There is no family relationship between Mr. Standifer and any director or executive officer and there is no arrangement between Mr. Standifer and any other person pursuant to which he was appointed as an officer. Additionally, Mr. Standifer does not have a direct or indirect interest in any prior or currently proposed transaction to which the Company is or was a party.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1*	Employment Agreement entered into December 20, 2004, by and between Gadzooks and Monty Standifer.

10.2*	Severance Agreement entered into December 20, 2004, by and between Gadzooks and Monty Standifer.

99.1*	Press Release entitled “Gadzooks Announces Appointment of Monty Standifer as Executive Vice President and Chief Financial Officer” dated December 21, 2004.

*	Filed herewith.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOKS, INC.
Date: December 22, 2004	By:	/s/ Monty Standifer
		Name:	Monty Standifer
		Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1*	Employment Agreement entered into December 20, 2004, by and between Gadzooks and Monty Standifer.
10.2*	Severance Agreement entered into December 20, 2004, by and between Gadzooks and Monty Standifer.
99.1*	Press Release entitled “Gadzooks Announces Appointment of Monty Standifer as Executive Vice President and Chief Financial Officer” dated December 21, 2004.

*	Filed herewith.